Exhibit 99.1

DETACH HERE

PROXY

HPSC, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints John W. Everets and Raymond R. Doherty or either of them, with full power of substitution, as proxy to represent and to vote, as designated on the reverse side, all shares of Common Stock of HPSC, Inc. (the "Company") which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held at Day, Berry & Howard LLP, 260 Franklin Street, 21st Floor, Boston, Massachusetts, on            ,                 , 2004, at 10:00 A.M. Eastern Standard Time, or at any adjournment thereof, in respect to all matters which may properly come before the meeting in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

        If the undersigned hold(s) any shares in a fiduciary, custodial or joint capacity or capacities this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE SIDE	(continued and to be signed on reverse side)	SEE REVERSE SIDE

HPSC, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒    Please mark votes as in this example.

(continued from other side)

	FOR	AGAINST	ABSTAIN
To adopt and approve the Agreement and Plan of Merger, dated as of November 12, 2003, by and among General Electric Company, Patriot HFS, Inc, a wholly-owned subsidiary of General Electric Company, and HPSC, Inc.; and the merger of Patriot HFS, Inc. into HPSC, Inc.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.
Signature:	Date:	Signature:	Date: